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                                                                    Exhibit 23.1


                                   Consent of Registered Public Accounting Firm


We consent to the incorporation by reference in this Registration Statement (No.333-54792) of Avenue Entertainment Group, Inc. on Form S-3 of our report dated March 25, 2005, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in the Annual Report on Form 10-KSB of Avenue Entertainment Group, Inc. for the year ended December 31, 2004.

/s/ Singer Lewak Greenbaum & Goldstein LLP
Los Angeles, CA
April 8, 2005